UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 3,  2013

Medical Connections Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-72376	65-0902373

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 310

Boca Raton FL 33431

(Address of Principal Executive Office) (Zip Code)

(561) 221-1853

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01  Changes in Registrant's Certifying Accountant

(a) Dismissal of independent registered public accounting firm

On   January 3, 2013,  Grant Thornton LLP ("GT") resigned as the Company’s independent registered public accounting firm.  The Company's Board of Directors approved the resignation of GT as the independent registered public accounting firm.

The report of GT on the Company’s financial statements as of and for the year ended December 31, 2011 contained no adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principle.  The audit report of GT on the Company's financial statements for fiscal year ended December 31, 2011 did contain an explanatory paragraph which noted that there was substantial doubt about the Company's ability to continue as a going concern.

During the recent fiscal year ending December 31, 2011 and through January 3, 2013, the date of the resignation of GT, there have been no (i) disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter of the disagreements in connection with its report; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GT with a copy of the above disclosures and requested that GT furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of GT's letter, dated January 4, 2013 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

16.1  Letter from Grant Thornton dated January 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICAL CONNECTIONS HOLDINGS, INC.

Date: January 7, 2013	By:	/s/Anthony Nicolosi
President

EXHIBIT LIST

16.1  Letter from Grant Thornton dated January 4, 2013

.